                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Additional Materials

                          Brooktrout Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Date Filed:

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

                          BROOKTROUT TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 13, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Brooktrout Technology, Inc. (the "Company") will be held on Thursday, May 13, 1999 at 9:30 a.m., local time, at Fleet National Bank, 75 State Street, Boston, Massachusetts 02109 for the following purposes:

     1. To elect two Class I Directors, each to serve for a three-year term until the 2002 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To authorize an amendment of the Company's Restated Articles of Organization, as amended, to change the corporate name of the Company to Brooktrout, Inc.;

     3. To approve an amendment to the Company's 1992 Stock Incentive Plan, as amended (the "Stock Incentive Plan"), to increase the number of shares of the Company's common stock reserved for issuance under the Stock Incentive Plan;

     4. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

     5. To consider and act upon any other matters which may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 24, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                            By Order of the Board of Directors,

                                            David W. Duehren
                                            Clerk

Needham, Massachusetts
April 1, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR SHARES IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

                          BROOKTROUT TECHNOLOGY, INC.
                                410 FIRST AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, MAY 13, 1999

                                                                   April 1, 1999

     This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Brooktrout Technology, Inc. ("Brooktrout" or the "Company") from stockholders of the outstanding shares of capital stock of the Company for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Thursday, May 13, 1999, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, the accompanying Notice of Annual Meeting and the Proxy Card are first being sent to stockholders on or about April 1, 1999. The Board of Directors has fixed the close of business on March 24, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,907,012 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will have the effect of a vote against the authorization of an amendment to the Company's Restated Articles of Organization, as amended (the "Articles of Organization"), to change the corporate name of the Company to Brooktrout, Inc., but will have no impact on the outcome of the vote on other proposals presented at the Annual Meeting. With respect to the election of Directors, votes may only be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED IN THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR (I) THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT; (II) THE AUTHORIZATION OF AN AMENDMENT OF THE COMPANY'S ARTICLES OF ORGANIZATION, TO CHANGE THE CORPORATE NAME OF THE COMPANY TO BROOKTROUT, INC.; (III) THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1992 STOCK INCENTIVE PLAN, AS AMENDED (THE "STOCK INCENTIVE PLAN"), TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN; AND (IV) THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Annual Report of the Company (the "Annual Report"), including financial statements for the fiscal year ended December 31, 1998 ("Fiscal 1998"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials, except for certain parts of the Annual Report which are expressly incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

PRINCIPAL STOCKHOLDERS

     The following table presents information as to the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock of the Company as of February 9, 1999. Such information was provided by the person or entity listed.

                                             SHARES
NAME AND ADDRESS                          BENEFICIALLY    PERCENT
OF BENEFICIAL OWNER                         OWNED(1)      OF CLASS
-------------------                       ------------    --------
Pilgrim Baxter & Associates, Ltd.           666,500         6.16%
  825 Duportail Road
  Wayne, PA 19087

---------------
(1) Based upon Schedule 13G filed with the Securities and Exchange Commission reporting beneficial ownership.

                        ELECTION OF A CLASS OF DIRECTORS

                           (ITEM 1 OF THE PROXY CARD)

     The Board of Directors of the Company is comprised of six members and is divided into three classes, with the Directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of stockholders.

     At the Annual Meeting, two Class I Directors will be elected to serve until the 2002 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated David L. Chapman and David W. Duehren to serve as Class I Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as Director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The election of Directors shall be determined by a plurality of the votes of shares of Common Stock cast in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information with respect to the Nominees and those continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 2000 and 2001, based on information furnished to the Company by each Director as of January 31, 1999.

                     NAME AND PRINCIPAL                              DIRECTOR
               OCCUPATION FOR PAST FIVE YEARS                 AGE     SINCE
               ------------------------------                 ---    --------
CLASS I NOMINEES FOR ELECTION AT 1999 ANNUAL MEETING - TERM TO EXPIRE IN 2002
David L. Chapman............................................  64       1992
     President and Chief Executive Officer of NorthPoint
     Software Ventures, Inc. since February 1992; General
     Partner and Executive Vice President of Landmark
     Ventures, Inc. from March 1990 to February 1992.
David W. Duehren............................................  40       1984
     Vice President of Research and Development and a
     Director of Brooktrout since the Company's inception in
     1984.
CLASS II CONTINUING DIRECTORS - TERM TO EXPIRE IN 2000
Patrick T. Hynes............................................  39       1984
     Vice President of Advanced Product Engineering since
     January 1994 and a Director of Brooktrout since the
     Company's inception in 1984. Mr. Hynes was Vice
     President of Engineering from the Company's inception
     to December 1993.
W. Brooke Tunstall..........................................  77       1990
     President of Brooke Tunstall Associates since January
     1, 1985; Senior Advisor to Mercer Management
     Consulting, a subsidiary of Marsh and McLennan, Inc.,
     from November 1987 to January 1994.
CLASS III CONTINUING DIRECTORS - TERM TO EXPIRE IN 2001
Eric R. Giler...............................................  43       1984
     President and a Director of Brooktrout since the
     Company's inception in 1984; Director of Netegrity,
     Inc.; Chairman of the Massachusetts Telecommunications
     Council and various privately-held high technology
     companies.
Robert G. Barrett...........................................  54       1990
     General Partner of Battery Ventures, L.P. since 1984;
     Director of Peerless Systems Corp. and various
     privately-held high technology companies.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Board of Directors. The Company has a six member Board of Directors. Pursuant to the terms of the Company's Articles of Organization, the Directors are divided into three classes. Class I Directors hold office for a term expiring at the Annual Meeting. Class II Directors hold office for a term expiring at the annual meeting of stockholders to be held in 2000. Class III Directors hold office for a term expiring at the annual meeting of stockholders to be held in 2001. Each Director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders, the successors to the class of Directors whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and the election and qualification of their successors.

     The Board of Directors of the Company held 5 meetings during Fiscal 1998. During Fiscal 1998, each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member.

     The Company has standing Audit and Compensation Committees.

     Audit Committee. The members of the Audit Committee are Messrs. Barrett, Chapman and Tunstall. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. During Fiscal 1998, the Audit Committee held 5 meetings.

     Compensation Committee. The members of the Compensation Committee are Messrs. Barrett, Chapman and Giler. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. During Fiscal 1998, the Compensation Committee held 2 meetings. The non-employee Directors who are members of the Compensation Committee, Messrs. Barrett and Chapman, also administer the Company's Stock Incentive Plan and employee stock purchase plan.

     The Board of Directors selects nominees for election as Directors of the Company. The Board of Directors will consider a nominee recommended by a stockholder for election to the Board of Directors if such recommendation is presented on a timely basis in accordance with, and is accompanied by the information required by the Company's Amended and Restated By-laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as Directors. Each non-employee Director receives an annual Director's fee of $10,000, payable quarterly. Each non-employee Director also receives $1,000 in connection with each Board of Directors or committee meeting attended. The Company's Stock Incentive Plan provides that non-employee Directors who are not stockholders who beneficially own 10% or more of the Common Stock, or affiliates of such stockholders, will receive stock options according to a specified formula.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table shows the beneficial ownership of the Common Stock, reported to the Company as of January 31, 1999, including shares as to which a right to acquire ownership within 60 days exists, of each Director and Nominee, the President and the four other most highly compensated executive officers of the Company (the "Named Executives").

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP   PERCENT
NAME*                                                          OF COMMON STOCK(1)    OF CLASS
-----                                                         --------------------   --------
Robert G. Barrett...........................................          23,345(2)        +
David L. Chapman............................................          46,916(3)        +
W. Brooke Tunstall..........................................          42,562(4)        +
Eric R. Giler...............................................         506,521(5)         4.7%
David W. Duehren............................................         523,050(6)         4.8%
Patrick T. Hynes............................................          67,985(7)        +
Stephen A. Ide..............................................         149,103(8)         1.4%
Robert C. Leahy.............................................         221,162(9)         2.0%
Jonathan J. Sirota..........................................         164,393(10)        1.5%
All Directors and executive officers as a group (12
  persons)..................................................       1,943,234(11)       17.9%

---------------
  * Except as otherwise indicated, the address of the beneficial owner is: c/o Brooktrout Technology, Inc., 410 First Avenue, Needham, MA 02494.

  +  Less than 1%.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the remaining footnotes to this table as set forth below.

 (2) Includes 13,595 shares subject to options exercisable within 60 days.

 (3) Includes 15,937 shares subject to options exercisable within 60 days and 675 shares held by Mr. Chapman's wife, as to which 675 shares he disclaims beneficial ownership.

 (4) Includes 33,437 shares subject to options exercisable within 60 days and 1,125 shares held by Mr. Tunstall's wife, as to which 1,125 shares he disclaims beneficial ownership.

 (5) Includes 257,254 shares subject to options exercisable within 60 days, 212,317 shares held jointly with Mr. Giler's wife and 450 shares held by Mr. Giler's minor sons, as to which 450 shares he disclaims beneficial ownership.

 (6) Includes 145,169 shares subject to options exercisable within 60 days and 102,510 shares held by Mr. Duehren's wife, as to which 102,510 shares he disclaims beneficial ownership.

 (7) Includes 26,879 shares subject to options exercisable within 60 days.

 (8) Includes 146,103 shares subject to options exercisable within 60 days.

 (9) Includes 184,450 shares subject to options exercisable within 60 days.

(10) Includes 143,750 shares subject to options exercisable within 60 days and 450 shares held by Mr. Sirota's wife, as to which 450 shares he disclaims beneficial ownership.

(11) Includes Notes 2-10 above and 198,100 shares subject to options exercisable within 60 days and 97 shares held by spouses or children.

EXECUTIVE COMPENSATION

     Summary of Compensation in Fiscal 1998. The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's President and the Named Executives during Fiscal 1998 and fiscal years 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                         -------------
                                               ANNUAL COMPENSATION        SECURITIES
                                           ---------------------------    UNDERLYING         ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   OPTIONS(#)(1)   COMPENSATION($)(2)
       ---------------------------         ----   ---------   --------   -------------   ------------------
Eric R. Giler............................  1998   $265,000    $243,200           --            $2,500
President, Brooktrout Technology, Inc.     1997    220,000     112,343       37,500             2,375
                                           1996    194,000     252,060      112,500
David W. Duehren.........................  1998    175,000     135,679           --             2,458
Vice President of Research and             1997    165,000      49,768       25,000             2,249
Development, Brooktrout                    1996    147,000     107,537       75,000
Technology, Inc.
Stephen A. Ide...........................  1998    170,000     155,120       25,000             2,500
Sr. Vice President, Brooktrout             1997    160,000      59,728       25,000             2,375
Technology, Inc.                           1996    160,000     156,276       75,000
President, Interspeed, Inc.
Robert C. Leahy..........................  1998    175,000     164,160           --             2,500
Vice President of Finance and              1997    160,000      59,728       25,000             2,363
Operations and Treasurer,                  1996    150,000     139,388       75,000
Brooktrout Technology, Inc.

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                         -------------
                                               ANNUAL COMPENSATION        SECURITIES
                                           ---------------------------    UNDERLYING         ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   OPTIONS(#)(1)   COMPENSATION($)(2)
       ---------------------------         ----   ---------   --------   -------------   ------------------
Jonathan J. Sirota.......................  1998    175,000     121,600           --             2,500
Vice President, Brooktrout                 1997    165,000      51,909       25,000             2,375
Technology, Inc.                           1996    147,000     133,149       75,000
President, Salem Division

---------------

(1) Adjusted to reflect the Company's two 3 for 2 stock splits in 1996.

(2) The Company's matching contributions to employee's 401(k) plan.

     Stock Options Granted in Fiscal 1998. In August 1992, the Company implemented the Stock Incentive Plan pursuant to which options to purchase Common Stock may be granted to non-employee Directors, officers and other key employees of the Company. The following table sets forth the stock options granted under the Stock Incentive Plan during Fiscal 1998 to the Named Executives.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                 INDIVIDUAL GRANTS
                                          ---------------------------------------------------------------
                                                         PERCENT
                                            NUMBER       OF TOTAL     EXERCISE
                                          OF SHARES      OPTIONS         OR
                                          UNDERLYING    GRANTED TO      BASE                     GRANT
                                           OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION      DATE
NAME                                      GRANTED(#)   FISCAL YEAR     ($/SH)       DATE      VALUE($)(1)
----                                      ----------   ------------   --------   ----------   -----------
Stephen A. Ide..........................    25,000         3.9%        $12.94    06/22/2008    $203,880

---------------

(1) The estimated grant date value reflected is determined using the Black-Scholes option pricing model. The material assumptions and adjustments incorporated in the Black-Scholes option pricing model in estimating the value of the options reflected above include (i) an exercise price as indicated in the table above; (ii) options are exercised at the end of a five year period; (iii) interest rates representing the interest rate on U.S. Treasury securities with maturity dates of five years as of the date of grant; and (iv) volatility of approximately 82% calculated using daily stock prices from October 1992 to the date of grant. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock on the date the option is exercised over the exercise price.

     Aggregated Stock Option Exercises in Fiscal 1998 and Stock Option
Values. The following table contains information concerning the value of unexercised stock options held by Named Executives, as listed below, on December 31, 1998. On December 31, 1998, the last trading day in Fiscal 1998, the last sales price of the Common Stock on The NASDAQ Stock Market, Inc.'s ("NASDAQ") National Market System was $17.13 per share.

             AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL
                          YEAR-END 1998 OPTION VALUES

                                                                    NUMBER OF
                                                                   SECURITIES            VALUE OF
                                                                   UNDERLYING           UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                     SHARES                     OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                    ACQUIRED                       YEAR-END(#)          YEAR-END($)
                                       ON           VALUE         EXERCISABLE/         EXERCISABLE/
NAME                              EXERCISE(#)    REALIZED($)      UNEXERCISABLE      UNEXERCISABLE(1)
----                              ------------   ------------   -----------------   -------------------
Eric R. Giler...................     10,000        $95,500       257,254/46,875     $1,850,091/$121,875
David W. Duehren................      5,000        $80,900       145,169/31,250      $ 933,418/$ 81,250
Stephen A. Ide..................         --             --       146,103/56,250      $ 916,662/$226,625
Robert C. Leahy.................      2,000        $19,100       184,450/31,250     $1,503,676/$ 81,250
Jonathan J. Sirota..............         --             --       143,750/31,250      $ 883,601/$ 81,250

---------------
(1) Market value of underlying Common Stock at year-end minus the exercise price of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Robert G. Barrett, David L. Chapman and Eric R. Giler. Mr. Giler is the President of the Company. Mr. Giler does not participate in actions or consideration by the Compensation Committee with respect to his own compensation, and is not a part of the Compensation Committee (comprising the other members of the Compensation Committee) which administers the Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's executive compensation philosophy (which is intended to apply to all senior management, including Mr. Giler) is to provide a balanced compensation package while recognizing the Company's particular needs. The Compensation Committee seeks to establish competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, and assist the Company in attracting and retaining qualified management. With this philosophy in mind, the Company has developed and implemented compensation policies, plans and programs that seek to closely align the financial interests of senior management of the Company with those of the stockholders of the Company and to provide management additional incentive to enhance the sales growth and profitability of the Company, and, thus, stockholder value.

     Members of senior management of the Company are being compensated substantially in accordance with the terms of the Management Compensation Plan (the "Compensation Plan"), which was established in 1991 and has been updated annually thereafter. The three components of the Compensation Plan are base salary, cash bonuses and incentive stock.

     Base Salary. The Company sets base salary levels for senior management each year based on a number of factors, including the status of the competitive marketplace for such positions (including a comparison of base salaries for comparable positions at comparable companies within the Company's industry), the responsibilities of the position, the experience, and the required knowledge of the individual. Base salary comparisons are based on a number of industry compensation surveys which are available to the Compensation Committee. Companies included in these surveys include a number of companies which are included in the published industry index shown in the performance comparison on page 9, but also include some companies which are private or are traded in markets other than the NASDAQ National Market System. The Compensation Committee selected the surveys used in the base salary comparison on the basis of availability and general comparability of the included companies to the Company. The Compensation Committee has attempted to fix base salaries on a basis generally in line with base salary levels for comparable companies.

     Variable Compensation -- Cash Bonuses. The Compensation Plan establishes criteria for awarding cash bonuses to the Company's executive officers based on a percentage of each such officer's base salary and consists of up to three components, weighted differently for different executives: the achievement of Company sales goals, Company profit goals and departmental/organizational goals (collectively, the "Bonus Goals"). In the case of Mr. Ide, his cash bonus during 1996 was also based on a percentage of the Company's gross sales. The Compensation Plan bonus levels for 1998 were established by the Compensation Committee at levels that would make available bonuses a significant part of the total compensation package if Bonus Goals were met, in order that the cash bonus component may act as a substantial performance incentive. The departmental/ organizational goal components of the cash bonuses are paid on a semi-annual basis. The sales and profit components of the cash bonuses are proportionally accrued upon achievement of 60% of such goals and are paid quarterly. An additional bonus (based on a percentage of the available bonus) is paid for each percentage point by which sales and profits exceed 100% of the Bonus Goals.

     Incentive Stock. During each fiscal year the non-employee Directors who are members of the Compensation Committee may consider granting senior executives of the Company awards under the Company's Stock Incentive Plan. Such awards are based on various factors, including both corporate and individual performance during the preceding year and incentives to reach certain goals during future years. In Fiscal 1998, the Compensation Committee awarded certain stock options to one Named Executive, Stephen A. Ide, which options have an exercise price equal to $12.94 per share, the closing price of the Common Stock as reported by NASDAQ on June 22, 1998. The vesting of these shares will occur equally over a four year period.

     The non-employee Directors who are members of the Compensation Committee also administer the Amended and Restated 1992 Stock Purchase Plan (the "Stock Purchase Plan"). During Fiscal 1998, Stephen A. Ide and Jonathan J. Sirota were the only Named Executives who purchased Common Stock under the Stock Purchase Plan.

     Compensation of the President. In January 1998, the Compensation Committee (without the participation of Mr. Giler) determined the compensation of Mr. Giler, the President of the Company, for Fiscal 1998 substantially in accordance with the Compensation Plan, which is more particularly described in the foregoing section of this report. Mr. Giler's base salary was fixed at a level designed to be comparable to the salary of the presidents at similarly situated companies. The cash bonus available to be paid to Mr. Giler under the Compensation Plan was based upon and determined by Company sales goals, profit goals and organizational goals, and consideration of the actual financial performance of the Company relative to the Compensation Plan and to historical performance in accordance with the rules and procedures described above.

                                            Compensation Committee

                                            Robert G. Barrett
                                            David L. Chapman
                                            Eric R. Giler

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission (the "Commission") requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of (i) a broad equity market index and (ii) a published industry index or peer group. Such chart compares the Common Stock with (i) the CRSP Total Return Index for NASDAQ (the "NASDAQ Index") and (ii) the NASDAQ Computer & Data Processing Services Stocks Total Return Industry Index (the "NASDAQ Computer Index"). The total return for each of the NASDAQ Index and the NASDAQ Computer Index assumes the reinvestment of dividends (the Company has never declared or paid a dividend). This chart assumes an investment of $100 on December 31, 1994 in each of the Common Stock, the stocks comprising the NASDAQ Index and the stocks comprising the NASDAQ Computer Index. The NASDAQ Index tracks the aggregate price performance of all domestic equity securities traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The Company's Common Stock is traded on the NASDAQ National Market System.

     Comparison of Cumulative Total Return among Brooktrout's Common Stock, the NASDAQ Index and the NASDAQ Computer Index.
Stock Performance Graph

                                                                                                             COMPUTER & DATA
                                              BROOKTROUT TECHNOLOGY, INC.         NASDAQ INDEX              PROCESSING INDEX
                                              ---------------------------         ------------              ----------------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 250.00                      140.00                      152.00
12/31/96                                                 554.00                      172.00                      188.00
12/31/97                                                 229.00                      210.00                      231.00
12/31/98                                                 339.00                      290.00                      413.00

  AMENDMENT OF THE COMPANY'S ARTICLES OF ORGANIZATION TO CHANGE THE COMPANY'S
                      CORPORATE NAME TO "BROOKTROUT, INC."

                           (ITEM 2 OF THE PROXY CARD)

     The Board of Directors has recommended that the stockholders authorize an amendment of the Company's Articles of Organization to change the Company's corporate name to "Brooktrout, Inc." The Board of Directors has reviewed the organization and business of the Company, its position in the marketplace and its perception to customers, suppliers, stockholders and the investment community at large and has determined that the proposed name best suits the Company in its role as the corporate parent of a group of diversified subsidiaries that develop and manufacture hardware and develop software and systems applications for electronic messaging and communications.

     Due to diversification, by internal growth and acquisitions, the Company is no longer merely a hardware company focusing primarily on network fax technology, as the name "Brooktrout Technology, Inc." is best known. Currently, in addition to its historical business as a provider of fax technology, the Company has established itself in the areas of voice and electronic messaging applications, Internet telephony applications, and high-speed network access and data communications. Thus, the current name, due to its historical implications, does not accurately reflect the diversification and growth of the Company over the fifteen years since its inception. The Board of Directors has determined that the proposed name change of the Company is an important step to provide a more accurate perception of the Company and its business and its role in the marketplace.

     The proposed name change of the Company will not affect Stockholders' rights and will not necessitate an exchange of outstanding stock certificates.

     The authorization of the amendment of the Company's Articles of Organization to change the Company's corporate name requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION.

             INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                         UNDER THE STOCK INCENTIVE PLAN

                           (ITEM 3 OF THE PROXY CARD)

     The Board of Directors believes that the availability of an adequate number of shares under the Stock Incentive Plan has been, and in the future will be, an important factor in attracting and retaining the highest caliber Directors, executives and employees for the Company. Since December 1997, the number of employees of the Company has grown from 260 to over 400 employees, including 97 employees hired in connection with the Company's acquisition of Lucent Technologies Inc.'s Computer Telephony Products business on December 17, 1998. As such, the Board of Directors has determined that the number of shares available for issuance to qualified employees is insufficient and should be increased by 300,000 shares from 3,175,000 shares to 3,475,000 shares. The foregoing share numbers and all share numbers in the following summary have been adjusted to reflect two 3-for-2 stock splits effected by the Company in February, 1996 and June, 1996. On March 17, 1999, the Board of Directors adopted, subject to the approval of the stockholders, an amendment to the Company's Stock Incentive Plan to increase by 300,000 the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan.

SUMMARY OF THE PLAN

     Number of Shares Subject to the Plan. A total of 3,175,000 shares of Common Stock have been reserved for issuance pursuant to options under the Stock Incentive Plan. To date, options to purchase a total of 3,033,964 shares have been granted, of which options to purchase 69,825 shares have expired without being exercised.

     Purpose of the Plan. The purpose of the Stock Incentive Plan is to provide a performance incentive to, and encourage the continued employment and service of Directors, executives and employees of the Company by encouraging them to acquire a proprietary interest in the Company through stock ownership.

     Awards Under the Plan. The Stock Incentive Plan authorizes (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options"), (ii) the grant of options that do not so qualify ("Non-Qualified Options"), (iii) direct grants or sales of Common Stock not subject to any transfer or other restrictions or conditions ("Unrestricted Stock"), (iv) direct grants or sales of Common Stock subject to transfer or other restrictions or conditions determined by the Board of Directors at the date of grant ("Restricted Stock") and (v) grants of Common Stock subject to the attainment of certain performance goals ("Performance Share Awards").

     Plan Administration. The Stock Incentive Plan is administered by a committee of the Board of Directors (the "Committee") consisting of the non-employee Directors who are members of the Compensation Committee. The Committee has full power to select the individuals to whom awards will be granted, to make any combination of awards to such individuals and to determine the specific terms of each award, subject to the provisions of the Stock Incentive Plan. Persons eligible to participate in the Stock Incentive Plan are officers and other employees of the Company. Non-employee Directors of the Company are eligible to participate in the Stock Incentive Plan only on a limited basis as described below.

     Incentive Options and Non-Qualified Options. Under the Stock Incentive Plan, both Incentive Options and Non-Qualified Options may be granted to employees, and Non-Qualified Options may be granted to non-employee Directors. The option exercise price of each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options and not less than 85% of the fair market value of the shares on the date of grant in the case of Non-Qualified Options. No Incentive Option may be granted to any employee who owns, at the date of grant, stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or a parent or a subsidiary of the Company unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years.

     Other Option Terms. The term of each option shall be fixed by the Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Committee.

     Under the Stock Incentive Plan, each non-employee Director who is not a stockholder, or an affiliate of a stockholder, with beneficial ownership of 10% or more of the outstanding Common Stock (an "Eligible Director"), will automatically receive Non-Qualified Options according to a formula upon his or her election or re-election as a Director. Options for an Eligible Director are exercisable at the fair market value of the Common Stock at the date of issuance and vest generally in monthly installments at a rate of 5,625 per year of service as a Director.

     Restricted Stock. The Committee also may award shares of Restricted Stock to employees, subject to such conditions and restrictions as the Committee may determine. The purchase price, if any, of shares of Restricted Stock is determined by the Committee. If a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the vesting of such Restricted Stock, the Company has the right to repurchase the shares or to acquire their forfeiture in exchange for the amount, if any, which the participant paid for them. Prior to the vesting of Restricted Stock, the participant will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Stock Incentive Plan or in the Restricted Stock award agreement.

     Unrestricted Stock. The Committee also may grant shares, at a purchase price, if any, determined by the Committee, which are free from any restrictions under the Stock Incentive Plan. Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration and may be issued in lieu of cash bonuses to be paid to employees pursuant to other bonus plans of the Company. Non-employee Directors of the Company may elect to receive all or a portion of the Directors' meeting fees in shares of Unrestricted Stock by entering into an irrevocable agreement with the Company regarding such election at least six months prior to the beginning of the next calendar year. Employees, with the permission of the Committee, may make similar irrevocable elections to receive a portion of their compensation in Unrestricted Stock.

     Performance Share Awards. The Committee also may grant Performance Share Awards to employees entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee may determine. Except as otherwise determined by the Committee, rights under a Performance Share Award will terminate upon a participant's termination of employment.

     Tax Withholding. Participants under the Stock Incentive Plan are responsible for paying to the Company or for making arrangements satisfactory to the Compensation Committee of the Board of Directors regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to income from the value of an award or of any stock or amounts received thereunder. Participants may elect to have such tax withholding obligations satisfied either by authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any award a number of shares with an aggregate fair market value that would satisfy the withholding amount due, or transferring to the Company shares of Common Stock owned by the participant with an aggregate fair market value that would satisfy the withholding amount due.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the grant and exercise of the awards under the Stock Incentive Plan.

     The optionee will recognize no income upon the grant of an Incentive Option and incur no tax on its exercise (unless the optionee is subject to alternative minimum tax). If the optionee holds the Incentive Option for two years after the date the options were granted and the stock acquired upon exercise of an Incentive Option (the "ISO Shares") for one year after the option was exercised, the optionee generally will realize long term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares and the Company will not be entitled to any deduction. This long term capital gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income and the Company will receive a corresponding deduction for federal income tax purposes. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

     An optionee will not recognize any taxable income at the time a Non-Qualified Option is granted. However, upon exercise of a Non-Qualified Option the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares received on the date of exercise (in most cases) and the optionee's exercise price. The included amount will be treated as ordinary income by the optionee and may be subject to tax withholding by the Company (either by payment in cash or withholding out of the optionee's salary). The Company will be entitled to a deduction for federal income tax purposes of the same amount provided the Company complies with applicable withholding rules. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss.

     Section 83 of the Code and the regulations thereunder provide that the date for reporting and determining the amount of ordinary income (and the Company's equivalent deduction) upon exercise of a Non-Qualified Option by a person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be delayed until the date that is the earlier of (i) six months after the date of exercise and (ii) such time as the shares received upon exercise could be sold for a gain without the person being subject to potential liability under Section 16 of the Exchange Act.

GRANTS UNDER THE PLAN

     All employees and all non-employee Directors are currently eligible to participate in the Stock Incentive Plan. Because option grants under the Stock Incentive Plan are discretionary (other than grants to Eligible Directors), the Company cannot now determine the number of options to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group that will be granted under the Stock Incentive Plan in 1999. The number of such options shall be determined by the Committee pursuant to the terms of the Stock Incentive Plan. The following table sets forth information regarding Non-Qualified Options to be granted to the Eligible Director upon re-election under the Stock Incentive Plan during 1999. Each Non-Qualified Option granted to an Eligible Director will have an exercise price equal to the fair market value of the Common Stock on the date of the grant.

                                                                  NUMBER OF
                                                               OPTION SHARES TO
                     NAME AND POSITION                        BE GRANTED IN 1999
                     -----------------                        ------------------
Eligible Director Group (1 person)..........................        16,875

     The approval of the amendment to the Stock Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock cast on this proposal in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                           (ITEM 4 OF THE PROXY CARD)

     The Board of Directors has selected, subject to ratification by the stockholders of the Company at the Annual Meeting, the firm of Deloitte & Touche LLP to serve as the independent auditors for the Company for the fiscal year ending December 31, 1999. Deloitte & Touche LLP has served as the Company's independent auditors since 1984. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and voting thereon.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. The Company may also retain a proxy solicitation firm to assist in soliciting proxies. The costs of retaining such a firm would depend upon the amount and type of services rendered, but the Company does not expect the cost to exceed $10,000.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be considered at the 2000 annual meeting, it must be received in writing at the principal executive offices of the Company not earlier than January 14, 2000 or later than March 13, 2000.

     A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2000 annual meeting of stockholders must be received at the principal executive offices of the Company by December 3, 1999. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy.

     Any such proposals should be mailed to: Brooktrout Technology, Inc., 410 First Avenue, Needham, Massachusetts 02494, Attn: Clerk.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 previously filed with the Commission pursuant to the Exchange Act, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998, are incorporated into this Proxy Statement by reference. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated September 30, Stock Incentive, previously filed with the Commission, is also incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequent filed document which also is or is deemed to be incorporated by reference herein or in any accompanying supplement to this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement or any supplement thereto, except as so modified or superseded.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON REQUEST MADE TO INVESTOR RELATIONS, BROOKTROUT TECHNOLOGY, INC., 410 FIRST AVENUE, NEEDHAM, MASSACHUSETTS 02494, ATTENTION: ROBERT C. LEAHY, VICE PRESIDENT OF FINANCE AND OPERATIONS (TELEPHONE: 781-449-4100).

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                      4903-PS-99

                                     PROXY

                          BROOKTROUT TECHNOLOGY, INC.

            Proxy for Annual Meeting of Stockholders - May 13, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Eric R. Giler and Robert
C. Leahy, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of common stock, $.01 par value per share (the "Common Stock"), of Brooktrout Technology, Inc., a Massachusetts corporation (the "Company"), held by the undersigned as of the close of business on March 24, 1999, at the Annual Meeting of Stockholders to be held at Fleet National Bank, 75 State Street, Eighth
Floor Conference Center, Boston, Massachusetts on Thursday, May 13, 1999, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNERS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE ITEMS DESCRIBED IN PROPOSALS 2, 3 AND 4, AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

     THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE COMPANY'S 1998 ANNUAL REPORT TO STOCKHOLDERS, AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXECUTED.

                                                                                                         FOR  AGAINST   ABSTAIN
1. Proposal to elect the following persons as Class I Directors: 2. Proposal to authorize an amendment   [ ]    [ ]       [ ]
                                                                    to the Company's Restated Articles
   Nominees: David L. Chapman and David W. Duehren                  of Organization, as amended, to
                                                                    change the corporate name of the
                                                                    Company to Brooktrout, Inc.
     FOR                 WITHHELD
    BOTH    [ ]     [ ]  FROM BOTH                               3. Proposal to approve an amendment to  FOR  AGAINST   ABSTAIN
   NOMINEES              NOMINEES                                   the Company's 1992 Stock Incentive   [ ]    [ ]       [ ]
                                                                    Plan, as amended, to increase the
                                                                    number of shares of the Company's
                                                                    Common Stock reserved for issuance
[ ]                                                                 under such plan.
    ---------------------------------------
    For both nominees except as noted above                      4. Proposal to ratify the selection     FOR  AGAINST   ABSTAIN
                                                                    of Deloitte & Touche LLP as the       [ ]    [ ]       [ ]
                                                                    independent auditors of the
                                                                    Company for fiscal year ending
                                                                    December 31, 1999.

                                                                 MARK THERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                                                                 (Please sign name exactly as shown. Where there is more than one holder, each should sign the proxy. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person stating his or her title or authority.)

Signature:                              Date:               Signature:                               Date:
          -----------------------------       --------------          -------------------------------     --------------------


                                      A-2